UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On September 28, 2016, Global Payments Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders. The Company’s shareholders voted on and approved all four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2016. The final voting results were as follows:

Proposal 1. Election of the following directors:

Nominee	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Robert H. B. Baldwin, Jr. (Class III) Mitchell L. Hollin (Class I) Ruth Ann Marshall (Class I) John M. Partridge (Class I) Jeffrey S. Sloan (Class II)	130,972,000 135,641,239 136,223,063 135,647,769 134,107,801	5,668,005 996,103 426,767 393,941 2,543,212	54,099 56,763 44,275 652,395 43,092	5,951,193 5,951,193 5,951,193 5,951,193 5,951,193

Proposal 2. Approval of the extension of the term of, and the limits on non-employee director compensation and the materials terms of the performance goals included in, the Global Payments Inc. Amended and Restated 2011 Incentive Plan:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
122,872,169	13,723,617	98,318	5,951,193

Proposal 3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended May 31, 2016:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
134,736,892	1,603,934	353,278	5,951,193

Proposal 4. Ratification of the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants for the seven-month fiscal transition period ending December 31, 2016:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
140,293,097	2,301,713	50,487	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: September 28, 2016
By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer